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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
City National Corporation

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of City National Corporation (this "Registration Statement") of our report on the consolidated financial statements of City National Corporation and its subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of City National Corporation incorporated herein by reference, and to the reference to our firm under the heading of "Experts" in the Prospectus.

        Our report refers to a change in accounting for goodwill and other intangible assets in 2002 and a change in accounting for derivative instruments and hedging activities in 2001.

/s/ KPMG LLP
Los Angeles, California April 8, 2003

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CONSENT OF INDEPENDENT AUDITORS